Execution Version

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of October 15, 2023 (the "Effective Date") to that certain Transfer Agency and Service Agreement dated as of March 24, 2022, as amended from time to time, between each Trust (hereinafter each a "Trust", and collectively the "Trusts" as applicable) listed on Appendix A thereto on behalf of it series listed on Appendix A (each a "PGIM ETF") (as such Appendix be amended from time to time) and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the "Bank") (such Transfer Agency and Service Agreement, as amended, hereinafter referred to as the "Transfer Agency and Service Agreement"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the Custody Agreement.

WHEREAS, the parties wish to amend the Transfer Agency and Service Agreement to add certain Trusts, as parties to the Transfer Agency and Service Agreement;

WHEREAS, the parties wish to amend the Transfer Agency and Service Agreement to add to each PGIM ETF which will ordinarily issue for purchase and redeem shares of the Trust (the "Shares") only in aggregations of Shares known as "Creation Units" as set out on Appendix B (each a "Creation Unit");

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.Appendix A and Appendix B of the Transfer Agency and Service Agreement shall be amended as set forth in Exhibit I to this Amendment, attached hereto and made a part hereof.

2.Each party represents to the other that this Amendment has been duly executed.

3.Appendix A and Appendix B of the Transfer Agency and Service Agreement, as amended by Exhibit I to this Amendment, shall become effective for each Trust as of the date of first service as listed in Exhibit I hereto upon execution by the parties hereto. From and after the execution hereof, any reference to the Transfer Agency and Service Agreement shall be a reference to the Transfer Agency and Service Agreement as amended hereby. Except as amended hereby, the Transfer Agency and Service Agreement shall remain in full force and effect.

4.The parties expressly agree that this Amendment shall terminate upon the effective date of the termination of the Transfer Agency and Service Agreement.

5.The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

6.If any provision of the Agreement including this Amendment is found to be invalid, illegal or unenforceable, no other provision of the Agreement or this Amendment shall be affected, and all other provisions shall be enforced to the full extent of the law.

7.This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the Effective Date. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

EACH FUND LISTED ON

EXHIBIT I HERETO

By:	/s/ Elyse McLaughlin
Name:	Elyse McLaughlin
Title:	Assistant Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Matthew Shane
Name:	Matthew Shane
Title:	Senior Relationship Manager

APPENDIX A

SCHEDULE A TO THE TRANSFER AGENCY AND SERVICE AGREEMENT

EXCHANGE TRADED FUNDS

Date of First
RIC/Fund Name	Former Name	Service
PGIM ETF Trust		6/3/22
PGIM Ultra Short Bond ETF		6/3/22
PGIM Active High Yield Bond ETF		6/3/22
PGIM Active Aggregate Bond ETF		6/3/22
PGIM Total Return Bond ETF		6/3/22
PGIM Floating Rate Income ETF		5/17/22
PGIM Portfolio Ballast ETF		12/12/22
PGIM Jennison Focused Growth ETF		12/12/22
PGIM Jennison Focused Value ETF		12/12/22
PGIM AAA CLO ETF		7/19/23
PGIM Short Duration Multi-Sector Bond ETF		7/19/23

PGIM Rock ETF Trust
PGIM US Large-Cap Buffer 12 ETF – January		10/15/23
PGIM US Large-Cap Buffer 12 ETF – February		10/15/23
PGIM US Large-Cap Buffer 12 ETF – March		10/15/23
PGIM US Large-Cap Buffer 12 ETF – April		10/15/23
PGIM US Large-Cap Buffer 12 ETF – May		10/15/23
PGIM US Large-Cap Buffer 12 ETF – June		10/15/23
PGIM US Large-Cap Buffer 12 ETF – July		10/15/23
PGIM US Large-Cap Buffer 12 ETF – August		10/15/23
PGIM US Large-Cap Buffer 12 ETF – September		10/15/23
PGIM US Large-Cap Buffer 12 ETF – October		10/15/23
PGIM US Large-Cap Buffer 12 ETF – November		10/15/23
PGIM US Large-Cap Buffer 12 ETF – December		10/15/23
PGIM US Large-Cap Buffer 20 ETF – January		10/15/23
PGIM US Large-Cap Buffer 20 ETF – February		10/15/23
PGIM US Large-Cap Buffer 20 ETF – March		10/15/23
PGIM US Large-Cap Buffer 20 ETF – April		10/15/23
PGIM US Large-Cap Buffer 20 ETF – May		10/15/23
PGIM US Large-Cap Buffer 20 ETF – June		10/15/23
PGIM US Large-Cap Buffer 20 ETF – July		10/15/23
PGIM US Large-Cap Buffer 20 ETF – August		10/15/23
PGIM US Large-Cap Buffer 20 ETF – September		10/15/23
PGIM US Large-Cap Buffer 20 ETF – October		10/15/23
PGIM US Large-Cap Buffer 20 ETF – November		10/15/23
PGIM US Large-Cap Buffer 20 ETF – December		10/15/23

APPENDIX B
Creation Units

Name of PGIM ETF	Size of Creation Unit

PGIM Active Aggregate Bond ETF	25,000 shares

PGIM Active High Yield Bond ETF	25,000 shares

PGIM Floating Rate Income ETF	25,000 shares

PGIM Total Return Bond ETF	25,000 shares

PGIM Ultra Short Bond ETF	25,000 shares

PGIM Portfolio Ballast ETF	20,000 shares

PGIM Jennison Focused Growth ETF	10,000 shares

PGIM Jennison Focused Value ETF	10,000 shares

PGIM AAA CLO ETF	25,000 shares

PGIM Short Duration Multi-Sector Bond ETF	25,000 shares

PGIM US Large-Cap Buffer 12 ETF – January	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – February	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – March	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – April	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – May	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – June	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – July	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – August	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – September	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – October	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – November	20,000 shares

PGIM US Large-Cap Buffer 12 ETF – December	20,000 shares

PGIM US Large-Cap Buffer 20 ETF – January	20,000 shares

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PGIM US Large-Cap Buffer 20 ETF – February		20,000 shares

PGIM US Large-Cap Buffer 20 ETF – March		20,000 shares

PGIM US Large-Cap Buffer 20 ETF – April		20,000 shares

PGIM US Large-Cap Buffer 20 ETF – May		20,000 shares

PGIM US Large-Cap Buffer 20 ETF – June		20,000 shares

PGIM US Large-Cap Buffer 20 ETF – July		20,000 shares

PGIM US Large-Cap Buffer 20 ETF – August		20,000 shares

PGIM US Large-Cap Buffer 20	ETF – September	20,000 shares

PGIM US Large-Cap Buffer 20	ETF – October	20,000 shares

PGIM US Large-Cap Buffer 20	ETF – November	20,000 shares

PGIM US Large-Cap Buffer 20	ETF – December	20,000 shares

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